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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Lyondell Chemical Company of the following reports, which appear in the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

   . Our report dated March 10, 2003 on our audits of the consolidated financial statements of Lyondell Chemical Company as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.

   . Our report dated March 10, 2003 on our audits of the consolidated financial statements of Equistar Chemicals, LP as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.

   . Our report dated February 14, 2003 on our audits of the financial statements of LYONDELL-CITGO Refining LP as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.


                                                 /s/ PricewaterhouseCoopers LLP


Houston, Texas
July 11, 2003